Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information which is incorporated by reference in Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A of Fidelity Select Portfolios:
Cyclical Industries Portfolio and Natural Resources Portfolio. /s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
September 25, 1997